Exhibit 99.1

reAlpha Tech Corp. Appoints Piyush Phadke as CFO

DUBLIN, Ohio, January 30, 2025 – reAlpha Tech Corp. (Nasdaq: AIRE) (“reAlpha” or the “Company”), a real estate technology company developing and commercializing artificial intelligence (“AI”) technologies, is pleased to announce the appointment of Piyush Phadke as Chief Financial Officer, effective January 30, 2025. Mr. Phadke will succeed Rakesh Prasad, the Company’s Interim Chief Financial Officer, and he will oversee the Company’s financial and accounting operations, reporting directly to the Company’s President and Chief Operating Officer, Mike Logozzo.

With over 20 years of experience in finance, capital raising and strategic leadership, Mr. Phadke brings a wealth of expertise to reAlpha. Prior to joining reAlpha, he served as a Managing Director at BTIG, LLC, where he specialized in providing investment banking services for lower middle-market companies. Mr. Phadke also held senior investment banking positions at Jefferies LLC and Bank of America, where he focused on capital markets transactions for private equity clients.

“We’re excited to welcome Piyush to the team,” said Mike Logozzo, President and Chief Operating Officer of reAlpha. “His extensive background in investment banking and capital markets will be invaluable as we continue to execute on our growth strategy. We believe Piyush’s leadership will strengthen our financial infrastructure and support our mission to be a global leader in the real estate tech space.”

“I am thrilled to join reAlpha at this pivotal moment,” said Mr. Phadke. “reAlpha’s commitment to leverage AI technologies for the real estate industry is inspiring, and I expect to utilize my background in capital raising and investment banking to help reAlpha accelerate its financial and operational objectives.”

As a first order of business, Mr. Phadke will focus on optimizing reAlpha’s capital structure and strengthening its balance sheet.

For more information about Mr. Phadke’s appointment and related compensation arrangement, please refer to the Current Report on Form 8-K to be filed with the Securities and Exchange Commission (“SEC”).

About reAlpha Tech Corp.

reAlpha Tech Corp. (Nasdaq: AIRE) is a real estate technology company developing an end-to-end commission-free homebuying platform. Utilizing the power of AI and an acquisition-led growth strategy, reAlpha’s goal is to offer a more affordable, streamlined experience for those on the journey to homeownership. For more information, visit www.realpha.com.

Forward-Looking Statements

The information in this press release includes “forward-looking statements”. Forward-looking statements include, among other things, statements about the appointment of Mr. Phadke as Chief Financial Officer and the anticipated benefits thereof. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “could”, “might”, “plan”, “possible”, “project”, “strive”, “budget”, “forecast”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: reAlpha’s limited operating history and that reAlpha has not yet fully developed its AI-based technologies; reAlpha’s ability to commercialize its developing AI-based technologies; whether reAlpha’s technology and products will be accepted and adopted by its customers and intended users; reAlpha’s ability to integrate the business of its acquired companies into its existing business and the anticipated demand for such acquired companies’ services; reAlpha’s ability to successfully enter new geographic markets; reAlpha’s ability to obtain the necessary regulatory and legal approvals to expand into additional U.S. states and maintain, or obtain, brokerage licenses in such states; reAlpha’s ability to generate additional sales or revenue from having access to, or obtaining, additional U.S. states brokerage licenses; reAlpha’s inability to accurately forecast demand for short-term rentals, corporate relocation programs and AI-based real estate focused products; the inability to execute business objectives and growth strategies successfully or sustain reAlpha’s growth; the inability of reAlpha’s customers to pay for reAlpha’s services; changes in applicable laws or regulations, and the impact of the regulatory environment and complexities with compliance related to such environment; and other risks and uncertainties indicated in reAlpha’s SEC filings. Forward-looking statements are based on the opinions and estimates of management at the date the statements are made and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated in the forward-looking statements. Although reAlpha believes that the expectations reflected in the forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. reAlpha’s future results, level of activity, performance or achievements may differ materially from those contemplated, expressed or implied by the forward-looking statements, and there is no representation that the actual results achieved will be the same, in whole or in part, as those set out in the forward-looking statements. For more information about the factors that could cause such differences, please refer to reAlpha’s filings with the SEC. Readers are cautioned not to put undue reliance on forward-looking statements, and reAlpha does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations Contact

investorrelations@realpha.com

Media Contact

irlabs on behalf of reAlpha

Fatema Bhabrawala

fatema@allianceadvisors.com